UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Strategic Alliance with Edible Arrangements

As previously disclosed, on December 20, 2019, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a strategic alliance (the “Strategic Alliance”) with Edible Arrangements, LLC (“EA”) and Farids & Co. LLC, pursuant to which, among other things, the Company became the exclusive provider of certain branded chocolate products to EA, its affiliates and its franchisees. In connection with the Strategic Alliance, the Company entered into, among other documents, an Exclusive Supplier Operating Agreement (the “Exclusive Supplier Agreement”) with EA, pursuant to which the Company became EA’s exclusive supplier for chocolates, candies and/or other confectionery products and the Company granted to EA a non-exclusive, worldwide right to market, offer for sale, sell and distribute such products, including through (i) retail stores and (ii) on-line distribution channels such as Internet websites and applications for personal computing devices, as an authorized and independent distributor of such products.

Ecommerce Licensing Agreement

In furtherance of the Strategic Alliance and the Exclusive Supplier Agreement, on March 17, 2020, the Company entered into an ECommerce Licensing Agreement (the “ECommerce Licensing Agreement”) with EA, pursuant to which the Company granted to EA, subject to certain exceptions, the exclusive right to sell all chocolates, candies and other confectionery products produced by Company or its franchisees through EA’s website. Under the ECommerce Licensing Agreement, subject to certain exceptions, the Company’s website will also redirect consumers looking to purchase the products covered by the ECommerce Licensing Agreement to EA’s website, where consumers can then purchase the products. The license granted by the Company to EA does not apply to online sales to certain of the Company’s existing customers.

The ECommerce Licensing Agreement has no fixed term and will continue until it is terminated in accordance with the provisions set forth in the ECommerce Licensing Agreement. Each party may terminate the ECommerce Licensing Agreement, upon written notice to the other party, if (i) the other party materially breaches its obligations under the ECommerce Licensing Agreement and fails to cure such breach within 30 days and (ii) such breach materially and adversely affect the business, operations or financial condition of the non-breaching party. The Company may terminate the ECommerce Licensing Agreement upon written notice to EA, subject to certain exceptions, RMCF Marketplace (as defined in the ECommerce Licensing Agreement) is inoperable or otherwise inaccessible by customers for two days greater than such period for EA’s Edible Arrangement’s marketplace. If the Exclusive Supplier Agreement expires or is terminated in accordance with its terms, the Company may terminate the ECommerce Licensing Agreement effective upon its payment to EA of the Termination Payment (as defined in the ECommerce Licensing Agreement). The Company is also required to provide EA with at least 30 days written notice prior to consummating a Change of Control (as defined in the ECommerce Licensing Agreement) of the Company (a “Change of Control Notice”). The Change of Control Notice will indicate whether the acquiror wishes to terminate the ECommerce Licensing Agreement and, if the acquiror does wish to terminate the ECommerce Licensing Agreement, then the ECommerce Licensing Agreement will terminate upon consummation of such Change of Control, effective upon its payment to EA of the Termination Payment.

The Exclusive Supplier Agreement also contains customary representations, warranties and covenants, and the parties have also agreed to indemnify and hold each other harmless from claims and losses arising directly or indirectly from the ECommerce Licensing Agreement under certain circumstances.

Indemnification Letter Agreement

As an inducement to enter into the ECommerce Licensing Agreement, on March 17, 2020, the Company and EA entered into an Indemnification Letter Agreement (the “Letter Agreement”), pursuant to which the Company agreed to indemnify EA for liability arising from all chocolates, candies and other confectionery products produced by the Company in a Company factory that bear the Rocky Mountain Chocolate Factory brand, but excludes all chocolates, candies and other confectionery products produced by a Company franchisee whether or not such products bear the Rocky Mountain Chocolate Factory brand.

The foregoing descriptions of the ECommerce Licensing Agreement and the Letter Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 17, 2020, the Company issued a press release announcing the E-Commerce Licensing Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	ECommerce Licensing Agreement, effective March 16, 2020, by and between Rocky Mountain Chocolate Factory, Inc. and Edible Arrangements, LLC.
10.2	Indemnification Letter Agreement, effective March 16, 2020, by and between Rocky Mountain Chocolate Factory, Inc. and Edible Arrangements, LLC.
99.1	Press Release, dated March 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: March 23, 2020	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors